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                                                        EXHIBIT 99.5

                                April 29, 1998


Harborside Healthcare Corporation
470 Atlantic Avenue
Boston, Massachusetts 02210

Ladies and Gentlemen:

        I hereby consent to the references to my becoming a director of Harborside Healthcare Corporation ("Harborside") in the Registration Statement on Form S-4 of Harborside relating to the proxy statement of Harborside, which is being filed within the next few days with the Securities and Exchange Commission.

                                Sincerely,



                                /s/ Savio W. Tung
                                -----------------
                                Savio W. Tung